Exhibit 99.1

Bloom Energy Reports Fourth Quarter and Full Year 2022 Financial Results

SAN JOSE, Calif., February 9, 2023 - Bloom Energy Corporation (NYSE: BE) today announced its financial results for the fourth quarter and full year ended December 31, 2022. The company surpassed $1 billion for full year revenues for the first time.

Fourth Quarter Highlights

•Revenue of $462.6 million in the fourth quarter of 2022, an increase of 35.1% compared to $342.5 million in the fourth quarter of 2021. Product and Service revenue of $400.2 million in the fourth quarter of 2022, an increase of 41.4% compared to $283.0 million in the fourth quarter of 2021.
•Gross margin of 15.4% in the fourth quarter of 2022, a decline of 4.6 percentage points compared to 20.1% in the fourth quarter of 2021.
•Non-GAAP gross margin of 30.4% in the fourth quarter of 2022, an increase of 9.2 percentage points compared to 21.2% in the fourth quarter of 2021.
•Operating loss of ($40.6) million in the fourth quarter of 2022, an increase of $27.1 million compared to ($13.5) million in the fourth quarter of 2021.
•Non-GAAP operating income of $59.0 million in the fourth quarter of 2022, an increase of $53.7 million compared to $5.3 million in the fourth quarter of 2021.

Total Year Highlights

•Revenue of $1,199.1 million in 2022, an increase of 23.3% compared to $972.2 million in 2021. Product and Service revenue of $1,031.6 million in 2022, an increase of 27.7% compared to $807.7 million in 2021.
•Gross margin of 12.4% in 2022, a decline of 8.0 percentage points compared to 20.3% in 2021.
•Non-GAAP gross margin of 23.0% in 2022, an increase of 1.3 percentage points compared to 21.7% in 2021.
•Operating loss of ($261.0) million in 2022, an increase of $146.5 million compared to ($114.5) million in 2021.
•Non-GAAP operating loss of ($33.5) million in 2022, an improvement of $4.9 million compared to ($38.4) million in 2021.
•Record ending backlog of $10.0 billion in the fourth quarter of 2022, compared to $8.5 billion in 2021.

Exhibit 99.1
Increases in fourth quarter and total year revenue of 35.1% and 23.3% respectively, were primarily driven by increases in product acceptances and improved pricing. Cost of goods sold was impacted by non-cash impairment charges relating to the repowering of PPA IV in the fourth quarter and the repowering of PPA IIIa in the second quarter, which were excluded in our non-GAAP reporting.

Commenting on the fourth quarter and full year earnings, KR Sridhar founder, chairman and CEO of Bloom Energy said, "Bloom Energy finished 2022 in a very strong position as our resilient and sustainable energy solutions experienced wider adoption and we were aided by good tailwinds. We expect this trend to continue in 2023 and beyond. Our revenue and non-GAAP gross margin were records for the fourth quarter and for the full year and we closed 2022 with $10 billion backlog, the strongest order book in our company's history. Bloom is now a predictable growth company. We offer the world a unique, mature, and proven platform solution at scale - a solution that can be deployed today with a clear pathway to a net zero future."

Greg Cameron, executive vice president and CFO of Bloom Energy, added, “This year was about achieving strong commercial, operational and financial results which positions us to be a leader in the global energy transition. The demand for our AlwaysOn energy server is evidenced by our record backlog. The company is clearly at an inflection point to build on our mature technology platform, solid record of accomplishment and robust growth roadmap. We're extremely excited about our future.”

Summary of Key Financial Metrics

Preliminary Summary GAAP Profit and Loss Statements

($000)	Q422	Q322	Q421	FY22	FY21
Revenue	462,577	292,274	342,471	1,199,125	972,176
Cost of Revenue	391,199	241,330	273,768	1,050,837	774,595
Gross Profit	71,377	50,944	68,703	148,288	197,581
Gross Margin	15.4%	17.4%	20.1%	12.4%	20.3%
Operating Expenses	111,945	103,536	82,208	409,280	312,083
Operating Loss	(40,568)	(52,592)	(13,505)	(260,992)	(114,502)
Operating Margin	(8.8)%	(18.0)%	(3.9)%	(21.8)%	(11.8)%
Non-operating Expenses	6,604	4,485	19,818	40,416	49,943
Net Loss	(47,172)	(57,077)	(33,323)	(301,408)	(164,445)
GAAP EPS	$(0.23)	$(0.31)	$(0.19)	$(1.62)	$(0.95)

Preliminary Summary Non-GAAP Financial Information1

($000)	Q422	Q322	Q421	FY22	FY21
Revenue	462,577	292,274	342,471	1,199,125	972,176
Cost of Revenue	321,823	236,349	269,706	923,052	760,784
Gross Profit	140,754	55,925	72,765	276,073	211,392
Gross Margin	30.4%	19.1%	21.2%	23.0%	21.7%
Operating Expenses	81,722	84,449	67,448	309,542	249,762
Operating Income (Loss)	59,032	(28,524)	5,317	(33,469)	(38,370)

Exhibit 99.1

Operating Margin	12.8%	(9.8)%	1.6%	(2.8)%	(3.9)%
Adjusted EBITDA	74,449	(13,076)	18,692	30,131	14,031
EPS	$0.27	$(0.20)	$(0.05)	$(0.41)	$(0.55)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Full-year 2023 Outlook:

•Revenue: $1.4 - $1.5 billion
•Product & Service Revenue: $1.25 - $1.35 billion
•Non-GAAP Gross Margin: 25%
•Non-GAAP Operating Margin: Positive

Bloom will host an investor conference at the NYSE on May 23, 2023.

Acceptances

We use acceptances as a key operating metric to measure the volume of our completed Energy Server installation activity from period to period. Acceptance typically occurs upon transfer of control to our customers, which depending on the contract terms is when the system is shipped and delivered to our customers, when the system is shipped and delivered and is physically ready for startup and commissioning, or when the system is shipped and delivered and is turned on and producing power.

Conference Call Details

Bloom will host a conference call today, February 9, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call +1 (844) 200-6205 and enter the passcode: 531331. Those calling from outside the United States may dial +1 (929) 526-1599 and enter the same passcode: 531331. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (866) 813-9403 or + 44 204-525-0658 and entering passcode 527751.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2023 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense.

Exhibit 99.1
Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

Forward-Looking Statements
This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: adoption of Bloom's energy servers; the predictability of Bloom's growth; pathway to a net-zero future; Bloom’s positioning operationally and financially; demand for Bloom’s energy servers; being at an inflection point; Bloom’s growth roadmap; Bloom’s expectations regarding its growth plans and future; Bloom’s financial outlook for 2023. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; the impact of the COVID-19 pandemic on the global economy and its potential impact on Bloom’s business; supply constraints; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 as filed with the SEC on May 6, 2022, August 9, 2022 and November 3, 2022, respectively, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Exhibit 99.1
The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Ed Vallejo Bloom Energy +1 (267) 370-9717	Media: Virginia Citrano Bloom Energy press@bloomenergy.com

Exhibit 99.1
Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents[1]	$348,498	$396,035
Restricted cash[1]	51,515	92,540
Accounts receivable less allowance for doubtful accounts of $119 as of December 31, 2022 and 2021[1]	250,995	87,789
Contract assets	46,727	25,201
Inventories[1]	268,394	143,370
Deferred cost of revenue	46,191	25,040
Customer financing receivable[1]	—	5,784
Prepaid expenses and other current assets[1]	43,643	30,661
Total current assets	1,055,963	806,420
Property, plant and equipment, net[1]	600,414	604,106
Operating lease right-of-use assets[1]	126,955	106,660
Customer financing receivable[1]	—	39,484
Restricted cash[1]	118,353	126,539
Deferred cost of revenue	4,737	1,289
Other long-term assets[1]	40,205	41,073
Total assets	$1,946,627	$1,725,571
Liabilities, redeemable convertible preferred stock, redeemable noncontrolling interest and stockholders’ equity (deficit)
Current liabilities:
Accounts payable[1]	$161,770	$72,967
Accrued warranty	17,332	11,746
Accrued expenses and other current liabilities[1]	144,183	114,138
Deferred revenue and customer deposits[1]	159,048	89,975
Operating lease liabilities[1]	16,227	13,101
Financing obligations	17,363	14,721
Recourse debt	12,716	8,348
Non-recourse debt[1]	13,307	17,483
Total current liabilities	541,946	342,479
Deferred revenue and customer deposits[1]	56,392	90,310
Operating lease liabilities[1]	132,363	106,187
Financing obligations	442,063	461,900
Recourse debt	273,076	283,483
Non-recourse debt[1]	112,480	217,416
Other long-term liabilities	9,491	16,772
Total liabilities	$1,567,811	$1,518,547
Commitments and contingencies

Exhibit 99.1

Redeemable convertible preferred stock, Series A: no shares and 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively.	—	208,551
Redeemable noncontrolling interest	—	300
Stockholders’ (deficit) equity:
Common stock: $0.0001 par value; Class A shares - 600,000,000 shares authorized and 179,165,539 shares and 160,627,544 shares issued and outstanding and Class B shares - 600,000,000 shares authorized and 15,802,146 shares and 15,832,863 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively.	20	18
Additional paid-in capital	3,906,491	3,219,081
Accumulated other comprehensive loss	(1,251)	(350)
Accumulated deficit	(3,564,483)	(3,263,075)
Total stockholders' equity (deficit) attributable to Class A and Class B common stockholders	340,777	(44,326)
Noncontrolling interest	38,039	42,499
Total stockholders' equity (deficit)	$378,816	$(1,827)
Total liabilities, redeemable convertible preferred stock, redeemable noncontrolling interest and stockholders' equity (deficit)	$1,946,627	$1,725,571

1We have variable interest entities related to PPAs and joint venture in the Republic of Korea, which represent a portion of the consolidated balances recorded within these financial statement line items in the consolidated balance sheets.

Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data)

	Years Ended December 31,
	2022	2021	2020

Revenue:
Product	$880,664	$663,512	$518,633
Installation	92,120	96,059	101,887
Service	150,954	144,184	109,633
Electricity	75,387	68,421	64,094
Total revenue	1,199,125	972,176	794,247
Cost of revenue:
Product	616,178	471,654	332,724
Installation	104,111	110,214	116,542
Service	168,491	148,286	132,329
Electricity	162,057	44,441	46,859
Total cost of revenue	1,050,837	774,595	628,454
Gross profit	148,288	197,581	165,793
Operating expenses:
Research and development	150,606	103,396	83,577
Sales and marketing	90,934	86,499	55,916
General and administrative	167,740	122,188	107,085
Total operating expenses	409,280	312,083	246,578
Loss from operations	(260,992)	(114,502)	(80,785)

Exhibit 99.1

Interest income	3,887	262	1,475
Interest expense	(53,493)	(69,025)	(76,276)
Interest expense - related parties	—	—	(2,513)
Loss on extinguishment of debt	(8,955)	—	(12,878)
Other income (expense), net	4,998	(8,139)	(8,318)
Gain (loss) on revaluation of embedded derivatives	566	(919)	464
Loss before income taxes	(313,989)	(192,323)	(178,831)
Income tax provision	1,097	1,046	256
Net loss	(315,086)	(193,369)	(179,087)
Less: Net loss attributable to noncontrolling interest	(13,378)	(28,896)	(21,513)
Net loss attributable to Class A and Class B common stockholders	(301,708)	(164,473)	(157,574)
Less: Net income (loss) attributable to redeemable noncontrolling interest	(300)	(28)	(21)
Net loss before portion attributable to redeemable noncontrolling interest and noncontrolling interest	$(301,408)	$(164,445)	$(157,553)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$(1.62)	$(0.95)	$(1.14)
Weighted average shares used to compute net loss per share available to Class A and Class B common stockholders, basic and diluted	185,907	173,438	138,722

Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands)

	Years Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net loss	$(315,086)	$(193,369)	$(179,087)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61,608	53,454	52,279
Non-cash lease expense	20,155	9,708	5,328
Write-off of assets related to PPA IIIa and PPA IV	113,514	—	—
Revaluation of derivative contracts	(9,583)	17,532	(497)
Stock-based compensation expense	112,259	73,274	73,893
Gain on remeasurement of investment	—	(1,966)	—
Contingent consideration remeasurement	—	(3,623)	—
Interest expense on interest rate swap settlement	—	(641)	—
Loss on extinguishment of debt	8,955	—	11,785
Amortization of warrants and debt issuance costs	3,032	3,797	6,455
Unrealized foreign currency exchange loss (gain)	(3,267)	44	19
Other	3,532	—	4,346
Changes in operating assets and liabilities:
Accounts receivable	(162,864)	8,608	(61,702)
Contract assets	(21,525)	(21,874)	—
Inventories	(124,878)	(885)	(33,004)
Deferred cost of revenue	(24,282)	17,567	19,910

Exhibit 99.1

Customer financing receivable	2,510	5,428	5,159
Prepaid expenses and other current assets	(17,590)	1,520	(3,124)
Other long-term assets	(2,617)	(2,854)	2,904
Operating lease right-of-use assets and operating lease liabilities	3,016	(12,953)	(2,855)
Financing lease liabilities	896	1,142	—
Accounts payable	86,498	13,017	(622)
Accrued warranty	5,586	1,481	(241)
Accrued expenses and other current liabilities	43,243	(2,144)	17,753
Deferred revenue and customer deposits	35,156	(22,677)	(12,972)
Other long-term liabilities	(9,991)	(4,300)	(4,523)
Net cash used in operating activities	(191,723)	(60,714)	(98,796)
Cash flows from investing activities:
Purchase of property, plant and equipment	(116,823)	(49,810)	(37,913)
Net cash acquired from step acquisition	—	3,114	—
Net cash used in investing activities	(116,823)	(46,696)	(37,913)
Cash flows from financing activities:
Proceeds from issuance of debt	—	135,989	300,000
Proceeds from issuance of debt to related parties	—	—	30,000
Repayment of debt of PPA IIIa and PPA IV	(100,705)	—	—
Repayment of debt	(19,881)	(123,374)	(176,522)
Repayment of debt - related parties	—	—	(2,105)
Make-whole payment related to PPA IIIa and PPA IV debt	(6,553)	—	—
Debt issuance costs	—	(1,950)	(13,247)
Proceeds from financing obligations	3,261	16,849	26,279
Repayment of financing obligations	(35,543)	(13,642)	(10,756)
Contributions from noncontrolling interest	2,815	—	6,513
Distributions to redeemable noncontrolling interests	—	(49)	(45)
Distributions and payments to noncontrolling interests	(6,854)	(5,789)	(7,577)
Purchase of noncontrolling interest of PPA IV and PPA V	(12,000)	—	—
Proceeds from issuance of common stock	15,279	89,790	23,491
Proceeds from issuance of redeemable convertible preferred stock, net	—	208,551	—
Proceeds from Class A common share offering	385,396	—	—
Public share offering costs	(13,775)	—	—
Other	(76)	—	—
Net cash provided by financing activities	211,364	306,375	176,031
Effect of exchange rate changes on cash, cash equivalent and restricted cash	434	(561)	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(96,748)	198,404	39,322
Cash, cash equivalents, and restricted cash:
Beginning of period	615,114	416,710	377,388
End of period	$518,366	$615,114	$416,710

Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands, except percentages)

Exhibit 99.1

	Q422	Q322	Q421	FY22	FY21
GAAP revenue	462,577	292,274	342,471	1,199,125	972,126
GAAP cost of sales	391,199	241,330	273,768	1,050,837	774,595
GAAP gross profit	71,377	50,944	68,703	148,288	197,581
Non-GAAP adjustments:
Stock-based compensation expense	5,346	4,981	4,062	18,955	13,811
PPA IIIa and PPA IV repowering related impairment charges	64,030	—	—	108,830	—
Non-GAAP gross profit	140,754	55,925	72,765	276,073	211,392

GAAP gross margin %	15.4%	17.4%	20.1%	12.4%	20.3%
Non-GAAP adjustments	15.0%	1.7%	1.2%	10.7%	1.4%
Non-GAAP gross margin %	30.4%	19.1%	21.2%	23.0%	21.7%

	Q422	Q322	Q421	FY22	FY21
GAAP loss from operations	(40,568)	(52,592)	(13,505)	(260,992)	(114,502)
Non-GAAP adjustments:
Stock-based compensation expense	31,027	24,031	18,823	113,965	76,132
PPA IIIa and PPA IV repowering related impairment charges	68,535	—	—	113,335	—
Amortization of acquired intangible assets	37	37	—	223	—
Non-GAAP loss from operations	59,032	(28,524)	5,318	(33,469)	(38,370)

GAAP operating margin %	(8.8)%	(18.0%)	(3.9)%	(21.8)%	(11.8)%
Non-GAAP adjustments	21.5%	8.2%	5.5%	19.0%	7.8%
Non-GAAP operating margin %	12.8%	(9.8%)	1.6%	(2.8)%	(3.9)%

GAAP Net Loss to non-GAAP Net Loss and Computation of non-GAAP Net Loss per Share (EPS) (preliminary & unaudited) (in thousands)

	Q422	Q322	Q421	FY22	FY21
Net loss to Common Stockholders	(47,172)	(57,077)	(33,323)	(301,408)	(164,445)
Non-GAAP adjustments:
Loss for non-controlling interests	(3,611)	(3,315)	(15,182)	(13,678)	(28,924)
Loss (gain) on derivative liabilities	56	(54)	13,356	(566)	15,000
Loss (gain) on the fair value adjustments for certain PPA Contracts	73,252	—	—	122,290	(1,053)
Interest expense on Interest rate swap settlement	—	—	10,879	—	10,879
Contingent consideration remeasurement	—	—	(3,623)	—	(3,623)
Stock-based compensation expense	31,027	24,031	18,822	113,965	76,132
Amortization of intangible assets	37	37	—	223	—
Loss on China JV Investment	—	—	—	1,446	—
Goodwill Impairment	—	—	—	2,000	—
Adjusted Net Loss	53,596	(36,378)	(9,071)	(75,728)	(96,034)

Exhibit 99.1

Net loss to Common Stockholders per share	$(0.23)	$(0.31)	$(0.19)	$(1.62)	$(0.95)
Adjusted net loss per share (EPS)	$0.27	$(0.20)	$(0.05)	$(0.41)	$(0.55)
GAAP weighted average shares outstanding attributable to common, Basic and Diluted	201,200	186,487	175,922	185,907	173,438

GAAP Net Loss to Adjusted EBITDA reconciliation (preliminary & unaudited) (in thousands)

	Q422	Q322	Q421	FY22	FY21
Net loss to Common Stockholders	(47,172)	(57,077)	(33,323)	(301,408)	(164,445)
Loss for non-controlling interests	(3,611)	(3,315)	(15,182)	(13,678)	(28,924)
Loss (gain) on derivative liabilities	56	(54)	13,356	(566)	15,000
Loss (gain) on the fair value adjustments for certain PPA Contracts	73,257	—	—	122,290	(1,053)
Interest expense on Interest rate swap settlement	—	—	10,879	—	10,879
Contingent consideration remeasurement	—	—	(3,623)	—	(3,623)
Stock-based compensation expense	31,027	24,031	18,822	113,965	76,132
Amortization of intangible assets	37	37	—	223	—
Loss on China JV Investment	—	—	—	1,446	—
Goodwill impairment	—	—	—	2,000	—
Adjusted Net Income (Loss)	53,596	(36,378)	(9,071)	(75,728)	(96,034)
Depreciation & amortization	15,418	15,448	13,375	61,600	53,454
Provision for income tax	209	336	451	1,097	1,046
Interest expense (income), Other expense (income), net	5,227	7,518	13,937	43,162	55,545
Adjusted EBITDA	74,449	(13,076)	18,692	30,131	14,031

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (loss), (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP basic, diluted net earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit (loss) is gross profit (loss).
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating profit (loss) (non-GAAP earnings from operations) is operating profit (loss) (earnings from operations).

Exhibit 99.1
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net earnings is net earnings.
•The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net earnings.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit (loss) and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense and PPA IIIa/PPA IV repowerings related impairment charge. Non-GAAP operating profit (loss) (non-GAAP earnings from operations) and non-GAAP operating margin are defined to exclude any charges relating to stock-based compensation expense, PPA IIIa/PPA IV repowerings related impairment charge and the amortization of acquired intangible assets. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding stock-based compensation, loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives, goodwill impairment, loss on China JV investment, PPA IIIa/PPA IV repowerings related impairment charge, loss on extinguishment of debt related to PPA IIIa/PPA IV repowerings and the amortization of acquired intangible assets. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives, goodwill impairment, loss on China JV investment, PPA IIIa repowering related impairment charge, loss on extinguishment of debt related to PPA IIIa/PPA IV repowerings.

Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy's historical and prospective financial performance, as well as Bloom Energy's performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy's management to better understand Bloom Energy consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Loss for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our Bloom Energy legacy PPA entities.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives.
•Loss (gain) on the fair value adjustments for certain PPA derivatives represents non-cash adjustments to the fair value of the derivative forward contract for one PPA entity (our Third PPA company), a wholly owned subsidiary.

Exhibit 99.1
•PPA IIIa and PPA IV repowering related impairment charge represents non-cash impairment charges on old server units decommissioned upon repowering.
•Loss on debt extinguishment related to PPA IIIa and PPA IV repowerings.
•Goodwill impairment related to the acquisition of BE Japan in Q2 2021.
•Amortization of acquired intangible assets.
•Loss on China JV investment upon sale of our equity interest.
•Interest expense on interest rate swap settlement.
•Contingent consideration remeasurement.
•Adjusted EBITDA is defined as Adjusted Net Income (Loss) before depreciation and amortization expense, provision for income tax, interest expense (income), other expense (income), net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.
•Backlog is defined as the total Product, Installation and Service Revenue associated with systems that have not yet been accepted and the Service revenue associated with systems that have been accepted, but not yet placed into service. Investors rely on our backlog to make estimates of future Company revenue. Backlog is used by the Company's management to project future revenue, manufacturing, and CAPEX investments. When assessing backlog, management assumes annual renewals per contract terms, which generally varies from 6, 10, 15 or 20 years.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives, though not directly affecting Bloom Energy cash position, represents the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, non-GAAP diluted net earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these

Exhibit 99.1
non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP diluted net earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy's results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy's operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy's operating performance with the performance of other companies in Bloom Energy's industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.